UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 25, 2005
(Date of earliest event reported)

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-49651	86-1038668

(Commission File Number)	( IRS Employer Identification Number)

2401 WEST GRANDVIEW ROAD
PHOENIX, ARIZONA
85023
(Address of Principal Executive Offices)
(Zip Code)

(602) 789-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective June 25, 2005, the Board of Directors of Suntron Corporation (the “Company”) elected Hargopal (Paul) Singh as a director of the Company and Ivor J. Evans as a director and Vice Chairman of the Board of the Company .

     As previously disclosed, Mr. Singh was appointed the Company’s President and Chief Executive Officer on May 6, 2005. The Company and Mr. Singh entered into an employment agreement. Under the Employment Agreement, Mr. Singh has agreed to serve as the President and Chief Executive Officer of the Company for an initial term expiring December 31, 2006, which initial term shall be automatically renewed for additional one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Singh. The Employment Agreement provides that Mr. Singh will receive a base salary of $300,000, which may be increased from time to time at the discretion of the Company’s Board of Directors. In addition, the Employment Agreement provides that Mr. Singh is entitled to receive bonus compensation based on the Company’s attainment of performance goals, including EBITDA and other goals determined from time to time by the Compensation Committee or the Board of Directors of the Company. Mr. Singh also received an initial award of options to purchase up to 700,000 shares of the Company’s common stock (the “Options”) at an exercise price equal to the closing sale price of the Company’s stock on May 6, 2005. The Options will vest 25% on each anniversary of the grant date, beginning on May 6, 2006, subject to acceleration in the event of a “change of control” (as defined in the Employment Agreement). The Employment Agreement further provides that, in the event of termination of Mr. Singh’s employment with the Company, the Company will pay to Mr. Singh one-year’s base salary and pro-rated bonus through the date of termination if he is terminated by the Board without “cause” (as defined in the Employment Agreement) or if he terminates his employment with “good reason” (as defined in the Employment Agreement). If Mr. Singh’s employment is terminated by the Company without “cause” or by Mr. Singh for “good reason” within six months prior to a “change of control” or within one year after a “change of control,” the Company will pay to Mr. Singh a bonus to the extent that the value of the Options is less $600,000 at the time of termination. Such bonus, if any, will be equal to the difference between $600,000 and the value of the Options. The Employment Agreement also includes certain restrictive covenants which limit Mr. Singh’s ability to compete with the Company or divulge certain confidential information concerning the Company.

     Mr. Evans is an Operating Partner of Thayer Capital Partners, a private equity investment firm, which controls Thayer Equity Investors IV, L.P. Thayer Equity Investors IV, L.P. is the majority owner of our largest stockholder, Thayer-Blum Funding III, L.L.C., which holds approximately 89.7% of our outstanding common stock. On May 2, 2005, the Company entered into a consulting arrangement with Mr. Evans, pursuant to which Mr. Evans will be paid an annual consulting fee of $200,000 for his services to the Company.

     There were no arrangements or understandings between Messrs. Singh or Evans and any other persons pursuant to which Messrs. Singh and Evans were selected as officers or directors of the Company. None of the Company’s current directors or executive officers has a family relationship with Messrs. Singh or Evans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION

Date: June 30, 2005	By:	/s/ Peter W. Harper

Peter W. Harper Chief Financial Officer